UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2022

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BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-23695	04-3402944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Clarendon Street

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 425-4600

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01 per share	BRKL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2022, M. Robert Rose, is retiring as Chief Credit Officer of Brookline Bancorp, Inc. (the “Company”). Mr. Rose will remain with the Company and will assume a leadership position with the Company’s board and management credit committees.

Item 8.01. Other Events.

On September 28, 2022, the Board of Directors of the Company appointed Mark J. Meiklejohn as Chief Credit Officer of the Company, effective November 1, 2022. On September 29, 2022, the Board of Directors of Bank Rhode Island (“BankRI”) appointed William C. Tsonos as President and Chief Executive Officer of BankRI and elected Mr. Tsonos to serve as a director of BankRI.

A copy of the press release announcing the appointments is attached as Exhibit 99.1 hereto and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

99.1	Press release dated September 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date: September 29, 2022	By:	/s/ Marissa Martin
Marissa Martin
General Counsel and Corporate Secretary